EXHIBIT 99.2

REGULAR VESTING VERSION

No.

VERSANT CORPORATION

2005 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Versant Corporation, a California corporation (the “Company”), and the participant named below (“Participant”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2005 Equity Incentive Plan, as amended (the “Plan”).

Participant:

Social Security Number:

Participant’s Address:

Total Option Shares:

Exercise Price Per Share:

Date of Grant:

Vesting Start Date:

Expiration Date:

Type of Stock Option

(Check one):	☐ Incentive Stock Option

☐ Nonqualified Stock Option

1.             Grant of Option.  The Company hereby grants to Participant an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan.  If designated as an Incentive Stock Option above, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Vesting; Exercise Period.

2.1           Vesting of Right to Exercise Option.  This Option shall become exercisable as to portions of the Shares as follows:  (a) this Option shall not be exercisable with respect to any of the Shares until              ,          (the “First Vesting Date”); (b) if Participant has continuously provided services to the Company or any Subsidiary or Parent of the Company from the Date of Grant through the First Vesting Date and has not been Terminated on or before the First Vesting Date, then on the First Vesting Date this Option shall become exercisable as to            percent (    %) of the Shares; and

[ALTERNATIVE # 1 (Annual Vesting) (c) thereafter, so long as Participant continuously provides services to the Company or any Subsidiary or Parent of the Company and is not Terminated, on the first anniversary of the First Vesting Date and on each successive anniversary of the First Vesting Date thereafter, this Option shall become exercisable as to an additional        percent (     %) of the Shares; provided that this Option shall in no event ever become exercisable with respect to more than 100% of the Shares.] or [ALTERNATIVE # 2 (Monthly Vesting) (c) thereafter, so long as Participant continuously provides services to the Company or any Subsidiary or Parent of the Company and is not Terminated, upon the expiration of each successive full month after the first anniversary of the First Vesting Date, this Option shall become exercisable as to an additional        percent (     %) of the Shares; provided that this Option shall in no event ever become exercisable with respect to more than 100% of the Shares.]

2.2           Expiration.  This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.

3.             Termination.

3.1           Termination for Any Reason Except Death, Disability or Cause.  If Participant is Terminated for any reason, except Participant’s death, Disability or any of the reasons set forth in Section 5.6(c) of the Plan, then this Option, to the extent (and only to the extent) that it is exercisable by Participant on the Termination Date, may be exercised by Participant no later than [three (3) months] after the Termination Date, but in any event no later than the Expiration Date.

3.2           Termination Because of Death or Disability.  If Participant is Terminated because of the death or Disability of Participant (or Participant dies within three (3) months after being Terminated for any reason other than Participant’s death or Disability or a reason set forth in Section 5.6(c) of the Plan) then this Option, to the extent (and only to the extent) that it is exercisable by Participant on the Termination Date, may be exercised by Participant (or Participant’s legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.

3.3           Termination for Cause.  If Participant is Terminated for any of the reasons set forth in Section 5.6(c) of the Plan, then this Option will expire on the Termination Date.

3.4           No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

4.             Manner of Exercise.

4.1           Stock Option Exercise Agreement.  To exercise this Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise this Option, the number of Shares being purchased upon such exercise, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

4.2           Limitations on Exercise.  This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.  This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

4.3           Payment.  The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

(a)           by cancellation of indebtedness of the Company to Participant;

(b)           by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are free and clear of all liens, claims, encumbrances or security interests;

(c)           by waiver of compensation payable by the Company that is due or accrued to Participant for services rendered;

(d)           provided that there exists a public market for the Company’s stock subject to this Option:  (1) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

(e)           by any combination of the foregoing.

4.4           Tax Withholding.  Prior to the issuance of the Shares upon exercise of this Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company.  If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld in accordance with the terms and conditions of the Plan.  In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

4.5           Issuance of Shares.  Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company in accordance with the Plan, the Company shall issue the Shares purchased under such Exercise Agreement registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5.             Notice of Disqualifying Disposition of ISO Shares.  If this Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of this Option, then Participant shall immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

6.             Compliance with Laws and Regulations.  The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or securities quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.  Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission or any state securities commission or to list the Shares on any stock exchange or securities quotation system.

7.             Nontransferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant.  The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

8.             Tax Consequences.  Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

8.1           Exercise of ISO.  If this Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of this Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

8.2           Exercise of Nonqualified Stock Option.  If this Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of this Option.  Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  The Company will be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities all taxes and other amounts required to be withheld at the time of exercise.

8.3           Disposition of Shares.  If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of this Option (and, in the case of an ISO, are disposed of more than two (2) years after the Date of Grant), then any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes.  If Shares purchased under an ISO are disposed of within one (1) year of exercise or within two (2) years after the Date of Grant, then any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  The Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities all taxes and other amounts required to be withheld at the time of exercise.

9.             Privileges of Stock Ownership.  Participant shall not have any of the rights of a shareholder with respect to any Shares unless and until Participant exercises this Option with respect to such Shares and pays the full Exercise Price for such Shares.

10.          Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

11.          Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement, the Plan and the Exercise Agreement together constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements with respect to such subject matter.

12.          Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

13.          Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

14.          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of laws.

15.          Acceptance.  Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement.  Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition.

16.          Counterparts.  This Agreement may be executed in counterparts.

[The remainder of this page has intentionally been left blank]

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

VERSANT CORPORATION	PARTICIPANT

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)

Attachment

Exhibit A – Stock Option Exercise Agreement

[Signature Page to Stock Option Agreement]

Exhibit A

VERSANT CORPORATION

2005 EQUITY INCENTIVE PLAN (the “Plan”)

STOCK OPTION EXERCISE AGREEMENT

I, the undersigned (“Participant”), hereby elect to purchase the number of shares of Common Stock of VERSANT CORPORATION (the “Company”) as set forth below:

Participant		Number of Shares Purchased:	(the “Shares”)
Social Security Number:		Purchase Price per Share:
Address:		Aggregate Purchase Price:
Date of Option Agreement:
Type of Option:	☐ Incentive Stock Option	Exact Name of Title to Shares:
☐ Nonqualified Stock Option

1.             Delivery of Purchase Price.  Participant hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement dated as of the “Date of Option Agreement” indicated above (the “Option Agreement”) as follows (check as applicable and complete):

☐            in cash (by check) in the amount of $          , receipt of which is acknowledged by the Company;

[If the Committee allowed payment by other means in the Stock Option Agreement, add one or more of the following, as applicable:]

☐            by cancellation of indebtedness of the Company to Participant in the amount of $                                   ;

☐            by delivery of                  fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Participant for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Participant in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $           per share;

☐            by the waiver hereby of compensation payable by the Company that is due or accrued to Participant for services rendered in the amount of $                                     ;

☐            through a “same-day-sale” commitment, delivered herewith, from Participant and the NASD Dealer named therein, in the amount of $                               ; or

☐            through a “margin” commitment, delivered herewith from Participant and the NASD Dealer named therein, in the amount of $                                         .

2.             Market Standoff Agreement.  Participant, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Participant during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements.  Such agreement shall be in writing in a form satisfactory to the Company and such underwriter.  The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3.             Tax Consequences.  PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES.  PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4.             Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Agreement, the Plan and the Option Agreement together constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede in their entirety all prior understandings and agreements of the Company and Participant with respect to the subject matter hereof and thereof, and are governed by the internal laws of the State of California without regard to that body of law pertaining to choice of law or conflict of laws.

Date:
Signature of Participant

Spousal Consent

I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the “Agreement”) and that I know its contents.  I hereby consent to and approve all the provisions of the Agreement, and agree with Versant Corporation (the “Company”) that the shares of the Common Stock of the Company purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Agreement.  I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.

Date:
Signature of Participant’s Spouse

Spouse’s Name - Typed or Printed

Participant’s Name - Typed or Printed

IMMEDIATELY EXERCISABLE VERSION

No.

VERSANT CORPORATION

2005 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Versant Corporation, a California corporation (the “Company”), and the participant named below (“Participant”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2005 Equity Incentive Plan, as amended (the “Plan”).

Participant:

Social Security Number:

Participant’s Address:

Total Option Shares:

Exercise Price Per Share:

Date of Grant:

Vesting Start Date:

Expiration Date:

Type of Stock Option

(Check one):	☐ Incentive Stock Option

☐ Nonqualified Stock Option

1.             Grant of Option.  The Company hereby grants to Participant an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan.  If designated as an Incentive Stock Option above, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Vesting; Exercise Period.

2.1           Vesting of Right to Exercise Option.  This Option is immediately exercisable with respect to one hundred percent (100%) of the Shares subject to this Option; however, the Shares issued upon exercise of the Option will be subject to the Repurchase Option as provided in Section 6 of this Agreement.  Provided Participant continuously provides services to the Company or to any Parent or Subsidiary of the Company from the Date of Grant through the First Vesting Date (as defined below) and has not been Terminated on or before the First Vesting Date,        percent (  %) of the Shares will become vested on    , 2     (the “First Vesting Date”) and thereafter, for so long as

Participant continuously provides services to the Company or to any Parent or Subsidiary of the Company and is not Terminated, at the end of each full succeeding month after the First Vesting Date an additional          percent (   %) of the Shares will become vested until one hundred percent (100%) of the Shares are vested; provided that if application of this vesting schedule would result in the vesting of a fractional share, then such fractional vested share shall be rounded up to the nearest whole share.  Notwithstanding any provision in the Plan or this Agreement to the contrary, this Option will not be exercisable with respect to Unvested Shares (as defined in Section 2.2 of this Agreement) on or after Participant’s Termination Date.

2.2           Vesting of Shares.  Shares that are vested pursuant to the vesting schedule set forth in Section 2.1 are “Vested Shares.”  Shares that are not vested pursuant to the vesting schedule set forth in Section 2.1 are “Unvested Shares.”  Unvested Shares may not be sold or otherwise transferred by Optionee without the Company’s prior written consent.

2.3           Expiration.  This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.

3.             Termination.

3.1           Termination for Any Reason Except Death, Disability or Cause.  If Participant is Terminated for any reason, except Participant’s death, Disability or any of the reasons set forth in Section 5.6(c) of the Plan, then this Option, to the extent (and only to the extent) that it is exercisable by Participant on the Termination Date, may be exercised by Participant no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

3.2           Termination Because of Death or Disability.  If Participant is Terminated because of the death or Disability of Participant (or Participant dies within three (3) months after being Terminated for any reason other than Participant’s death or Disability or a reason set forth in Section 5.6(c) of the Plan) then this Option, to the extent (and only to the extent) that it is exercisable by Participant on the Termination Date, may be exercised by Participant (or Participant’s legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.

3.3           Termination for Cause.  If Participant is Terminated for any of the reasons set forth in Section 5.6(c) of the Plan, then this Option will expire on the Termination Date.

3.4           No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

4.             Manner of Exercise.

4.1           Stock Option Exercise Agreement.  To exercise this Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise this Option, the number of Shares being purchased upon such exercise, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

4.2           Limitations on Exercise.  This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.  This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

4.3           Payment.  The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

(a)           by cancellation of indebtedness of the Company to Participant;

(b)           by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are free and clear of all liens, claims, encumbrances or security interests;

(c)           by waiver of compensation payable by the Company that is due or accrued to Participant for services rendered;

(d)           provided that there exists a public market for the Company’s stock subject to this Option:  (1) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

(e)           by any combination of the foregoing.

4.4           Tax Withholding.  Prior to the issuance of the Shares upon exercise of this Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company.  If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld in accordance with the terms and conditions of the Plan.  In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

4.5           Issuance of Shares.  Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company in accordance with the Plan, the Company shall issue the Shares purchased under such Exercise Agreement registered in the name of

Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5.             Notice of Disqualifying Disposition of ISO Shares.  If this Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of this Option, then Participant shall immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

6.             Repurchase Option.  If Participant is Terminated for any reason before all the Shares have become Vested Shares, then the Company, or its assignee(s), shall have the right to repurchase all outstanding Unvested Shares held by Participant for cash at the Participant’s Exercise Price, as it may be proportionately adjusted for any stock split or similar change in the capital structure of the Company pursuant to Section 2.2 of the Plan (the “Repurchase Option”).  The Company must exercise such Repurchase Option, if at all, within ninety (90) days after the Participant’s Termination Date.  Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only with respect to that number of Unvested Shares (whether or not exercised) that exceeds the number of unissued Shares that remain exercisable under this Option.

7.             Compliance with Laws and Regulations.  The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or securities quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.  Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission or any state securities commission or to list the Shares on any stock exchange or securities quotation system.

8.             Nontransferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant.  The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

9.             Tax Consequences.  Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

9.1           Exercise of ISO.  If this Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of this Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

9.2           Exercise of Nonqualified Stock Option.  If this Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of this Option.  Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  The Company will be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities all taxes and other amounts required to be withheld at the time of exercise.

9.3           Disposition of Shares.  If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of this Option (and, in the case of an ISO, are disposed of more than two (2) years after the Date of Grant), then any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes.  If Shares purchased under an ISO are disposed of within one (1) year of exercise or within two (2) years after the Date of Grant, then any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.  The Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities all taxes and other amounts required to be withheld at the time of exercise.

9.4.          Section 83(b) Election for Unvested Shares.  With respect to Unvested Shares which are subject to the Repurchase Option, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Participant, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.  A form of 83(b) election is attached hereto as Exhibit B for reference.

10.          Privileges of Stock Ownership.  Participant shall not have any of the rights of a shareholder with respect to any Shares unless and until Participant exercises this Option with respect to such Shares and pays the full Exercise Price for such Shares.

11.          Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

12.          Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement, the Plan and the Exercise Agreement together constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements with respect to such subject matter.

13.          Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

14.          Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

15.          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of laws.

16.          Acceptance.  Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement.  Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition.

17.          Counterparts.  This Agreement may be executed in counterparts.

[The remainder of this page has intentionally been left blank]

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

VERSANT CORPORATION	PARTICIPANT

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)

Attachments

Exhibit A – Stock Option Exercise Agreement

Exhibit B – Form of 83(b) Election

[Signature Page to Stock Option Agreement]

EXHIBIT A

Stock Option Exercise Agreement

VERSANT CORPORATION

2005 EQUITY INCENTIVE PLAN (the “Plan”)

STOCK OPTION EXERCISE AGREEMENT

I, the undersigned (“Participant”), hereby elect to purchase the number of shares of Common Stock of VERSANT CORPORATION (the “Company”) as set forth below:

Participant		Number of Shares Purchased:	(the “Shares”)
Social Security Number:		Purchase Price per Share:
Address:		Aggregate Purchase Price:
Date of Option Agreement:
Type of Option:	☐ Incentive Stock Option	Exact Name of Title to Shares:
☐ Nonqualified Stock Option

1.             Delivery of Purchase Price.  Participant hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement dated as of the “Date of Option Agreement” indicated above (the “Option Agreement”) as follows (check as applicable and complete):

☐            in cash (by check) in the amount of $          , receipt of which is acknowledged by the Company;

[If the Committee allowed payment by other means in the Stock Option Agreement, add one or more of the following, as applicable:]

☐            by cancellation of indebtedness of the Company to Participant in the amount of $                                   ;

☐            by delivery of                  fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Participant for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Participant in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $           per share;

☐            by the waiver hereby of compensation payable by the Company that is due or accrued to Participant for services rendered in the amount of $                                     ;

☐            through a “same-day-sale” commitment, delivered herewith, from Participant and the NASD Dealer named therein, in the amount of $                               ; or

☐            through a “margin” commitment, delivered herewith from Participant and the NASD Dealer named therein, in the amount of $                                         .

2.             Market Standoff Agreement.  Participant, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Participant during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements.  Such agreement shall be in writing in a form satisfactory to the Company and such underwriter.  The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3.             Repurchase Option.  Participant acknowledges and agrees that any of the Shares that are “Unvested Shares” when Participant is Terminated are subject to the Company’s Repurchase Option as provided in Section 6 of the Option Agreement (the “Repurchase Option”).  As security for Participant’s faithful performance of the Option Agreement, Participant agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver any such certificate(s) representing Unvested Shares, together with a Stock Power and Assignment Separate from Stock Certificate in the form of Annex 1 attached hereto (the “Stock Power”), executed by Participant and Participant’s spouse, if any (with the date and number of Shares left blank) and, if Participant is married, a Spousal Consent in the form of Annex 2 attached hereto (the “Spousal Consent”), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares that are Unvested Shares as are necessary to enable the Company to exercise its rights under the Repurchase Option under the Option Agreement.  Participant and the Company agree that Escrow Holder will not be liable to the Company or Participant (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder as described in this Stock Option Exercise Agreement.  Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by the Option Agreement and this Stock Option Exercise Agreement.  Unvested Shares will be released from escrow when they cease to be Unvested Shares.

4.             Tax Consequences.  PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES.  PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

5.             Entire Agreement.  The Plan and the Option Agreement are incorporated herein by reference.  This Stock Option Exercise Agreement, the Plan and the Option Agreement together constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede in their entirety all prior understandings and agreements of the Company and Participant with respect to the subject matter hereof and thereof, and are governed by the internal laws of the State of California without regard to that body of law pertaining to choice of law or conflict of laws.

Date:
Signature of Participant

Annexes

Annex 1	-	Stock Power
Annex 2	-	Spousal Consent

Annex 1

Stock Power

Stock Power and Assignment
Separate From Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Stock Option Exercise Agreement No.          dated as of                ,      , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                                ,            shares of the Common Stock of VERSANT CORPORATION., a California corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).         delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PURCHASER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Participant:  Please do not fill in any blanks other than the signature line.  The purpose of this Stock Power and Assignment is to enable the Company to acquire Shares pursuant to its “Repurchase Option” or set forth in the Agreement without requiring additional signatures on the part of the you or your Spouse.

Annex 2

Spousal Consent

Spousal Consent

I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the “Agreement”) and that I know its contents.  I hereby consent to and approve all the provisions of the Agreement, and agree with Versant Corporation (the “Company”) that the shares of the Common Stock of the Company purchased thereunder (the “Shares”) and any interest (including any community property interest) I may have in such Shares are subject to all the provisions of the Agreement.  I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.

Date:
Signature of Participant’s Spouse

Spouse’s Name - Typed or Printed

Participant’s Name - Typed or Printed

EXHIBIT B

Form of 83(b) Election

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income or (3) disqualifying disposition gross income, as the case may be.

1.             TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.             The property with respect to which the election is made is described as follows:         shares of Common Stock of Versant Corporation, a California corporation (the “Company”) which were transferred upon exercise of an option by Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.             The date on which the shares were transferred pursuant to the exercise of the option was                     ,       and this election is made for calendar year      .

4.             The shares received upon exercise of the option are subject to the following restrictions:  The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price under certain conditions at the time of Taxpayer’s ceasing to be a member of the Company’s Board of Directors.

5.             The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $      per share at the time of exercise of the option.

6.             The amount paid for such shares upon exercise of the option was $      per share.

7.             The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR.  THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature